Exhibit 23.1




          CONSENT OF INDEPENDENT ACCOUNTANTS


                    We hereby consent to the  incorporation  by reference in the
               Registration Statement of GSE Systems, Inc. on Form S-8 (No. 333-08805) of our report dated February 29, 2000, except for Note 19, as to which date is March 23, 2000, relating to the financial statements of GSE Systems, Inc., which are included in this Annual Report on Form 10-K for the year ended December 31, 1999.



               /s/ PricewaterhouseCoopers LLP
                   PricewaterhouseCoopers LLP


               McLean,Virginia
               March 30, 2000











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